Exhibit 32.1

Certificate Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of ZipGlobal Holdings, Inc. (the "Company") on Form 10-KSB for the year ended March 31, 2008 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Michael C. Lee, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

b.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: July 15, 2008	/s/ Michael C. Lee
Michael C. Lee President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer) (Principal Financial Officer)